Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(123,691)
Unrealized Gain (Loss) on Market Value of Futures	(207,938)
Dividend Income	217
Interest Income	1,976
ETF Transaction Fees	350
Total Income (Loss)	$(329,086)

Expenses
General Partner Management Fees	$2,225
Professional Fees	6,148
Brokerage Commissions	129
Non-interested Directors' Fees and Expenses	18
Prepaid Insurance Expense	33
NYMEX License Fee	44
Total Expenses	8,597
Expense Waiver	(5,782)
Net Expenses	$2,815
Net Income (Loss)	$(331,901)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/20	$3,456,672
Additions (50,000 Shares)	416,177
Net Income (Loss)	(331,901)

Net Asset Value End of Month	$3,540,948
Net Asset Value Per Share (450,000 Shares)	$7.87

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596